FOR IMMEDIATE RELEASE

KINGSTONE COMPANIES ANNOUNCES SIGNING OF NEW REINSURANCE TREATIES

Company to host conference call to discuss on July 8, 2014 at 8:30 AM ET

Kingston, NY — July 1, 2014 – Kingstone Companies, Inc. (Nasdaq CM:  KINS) (the “Company” or “Kingstone”), a multi-line regional property and casualty insurance holding company, today announced that the Company’s wholly-owned subsidiary, Kingstone Insurance Company, entered into various reinsurance agreements with multiple reinsurers for the treaty year beginning July 1, 2014, highlighted by a reduction of its ceding percentage from 75% to 55% in its personal lines business, as previously disclosed.  The Company also announced that it has non-renewed its previous quota share treaty on its commercial lines business.

Mr. Barry Goldstein, Chairman and CEO of Kingstone, stated, “We utilized our strengthened financial position to execute on our long-term strategy of reducing Kingstone’s reliance on quota share reinsurance.  This results in our retaining more of the business that we originate.  As a result of reduced pricing levels in the catastrophe reinsurance marketplace, we were able to move forward with a program that provides a greater level of coverage to support our growth over the next year.    We look forward to detailing the various treaties and the effects that the changes in terms will have on our financial results, in a call with analysts along with existing and potential investors next week.”

Catastrophe Reinsurance and Personal Lines
The Company’s personal lines business consists of homeowners, dwelling fire, condominium and renters policies, and represents approximately 73% of the Company’s total direct written premiums during the treaty year ended June 30, 2014.   Effective July 1, 2014, the Company entered into a one-year treaty, expiring on June 30, 2015, purchasing catastrophe reinsurance to provide coverage of up to $141 million for losses associated with a single event. The expired treaty provided for $90,000,000 of coverage.  The Company has utilized forecasting models to ensure the catastrophe reinsurance treaties provide coverage in excess of its estimated probable maximum loss associated with a single one-in-125 year storm event. Kingstone’s maximum net retention from a catastrophe event is now $1,800,000 before tax.  Personal Lines non-catastrophe losses are reinsured via a separate excess of loss treaty, leaving Kingstone with an individual loss retention limit of $360,000 pre-tax.

Commercial Lines Non-Renewal
Kingstone also announced that it has non-renewed, on a cutoff basis, the Company’s previous commercial lines treaty (excluding commercial auto), which consisted of small business risks, and represented approximately 16% of the direct premiums written during the treaty year ended June 30, 2014.  The Company had previously ceded 25% of commercial lines written premiums.

Conference Call Details – Tuesday, July 8, 2014
Management will discuss the new reinsurance agreement’s structure in detail, including the effect on its financial results, in a conference call on Tuesday, July 8, 2014, at 8:30 a.m. ET.

The dial-in numbers are:
(877) 407-3105 (U.S.)
(201) 493-6794 (International)

Accompanying Slide Presentation and Webcast
The Company will also have an accompanying slide presentation available in PDF format on the Kingstone Companies website at http://www.kingstonecompanies.com/. The presentation will be made available 30 minutes prior to the conference call.  In addition, the call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link: http://kingstonecompanies.equisolvewebcast.com/chng-reinsurance. The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc
Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line regional property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York and Pennsylvania. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

Forward-Looking Statement
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in Kingstone’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: -OR-	INVESTOR RELATIONS:
Kingstone Companies, Inc.	The Equity Group Inc.
Victor Brodsky	Adam Prior
CFO	Senior Vice-President
9845) 802-7900	(212) 836-9606 / aprior@equityny.com

Forrest Hunt
Associate
(212) 836-9610 / fhunt@equityny.com